                     SCHEDULE 14A INFORMATION

            PROXY STATEMENT PURSUANT TO SECTION 14(a)
              OF THE SECURITIES EXCHANGE ACT OF 1934

                        (AMENDMENT NO. __)

             Filed by the Registrant                 [X]
             Filed by a Party other than Registrant  [ ]

                     Check the appropriate box:

             [ ]  Preliminary Proxy Statement
             [X]  Definitive Proxy Statement
             [ ]  Definitive Additional Materials
             [ ]  Soliciting Material Pursuant to
                  Section 240.14a-11(c) or Section 240.14a-12

                 Inter-Regional Financial Group, Inc.
                 ------------------------------------
          (Name of Registrant as Specified in its Charter)

                 Inter-Regional Financial Group, Inc.
                 ------------------------------------
              (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii),
     14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]  Fee computed on table below per Exchange Act Rule 14a-
     6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

     -------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11*/:

     --------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

     --------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration Statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     --------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------
     (3)  Filing Party:

     ---------------------------------------------------------
     (4)  Date Filed:

     ---------------------------------------------------------

                INTER-REGIONAL FINANCIAL GROUP, INC.
                                1994

The 1994 Annual Meeting of Stockholders of Inter-Regional
Financial Group, Inc. will be held in the Scandinavian
Ballroom of the Radisson Plaza Hotel, 35 South Seventh
Street, Minneapolis, Minnesota, on Wednesday, April 27,
1994 at 3:00 p.m.

Your vote is important! Whether or not you plan to attend the meeting in person, you are urged to complete, sign and mail your proxy card promptly in the enclosed envelope.

              NOTICE OF ANNUAL MEETING & PROXY STATEMENT

March 24, 1994

To Our Stockholders,

You are cordially invited to attend the Annual Meeting of IFG's
Stockholders, which will be held in the Scandinavian Ballroom of the Radisson Plaza Hotel, 35 South Seventh Street, Minneapolis,
Minnesota, on Wednesday, April 27, 1994, at 3:00 p.m.

This booklet contains your official notice of the 1994 Annual Meeting and a Proxy Statement which includes information about the matters to be acted upon. Members of the management and Board of Directors of IFG will be on hand at the meeting to answer questions and to discuss any matters relating to IFG that may properly arise.

Whether or not you plan to attend the 1994 Annual Meeting in person, we urge you to participate by reading the Proxy Statement and completing and returning your proxy card as promptly as possible. This will ensure that your vote is recorded on the matters brought before the meeting.

Sincerely,

Irving Weiser
President and Chief Executive Officer

OFFICIAL NOTICE OF 1994 ANNUAL MEETING OF STOCKHOLDERS

The 1994 Annual Meeting of Stockholders of Inter-Regional Financial Group, Inc. ("IFG") will be held in the Scandinavian Ballroom of the Radisson Plaza Hotel, 35 South Seventh Street, Minneapolis, Minnesota on Wednesday, April 27, 1994, at 3:00 p.m., for the following purposes:

1.  To elect nine directors to hold office for the ensuing year;

2. To approve an amendment to the IFG 1986 Stock Option Plan to increase from 1,000 to 2,000 the number of options automatically issued to non-employee directors upon each election or reelection to the Board;

3.  To approve the new IFG Restricted Stock Plan for Non-Employee
    Directors to permit non-employee directors to elect to receive restricted shares of IFG Common Stock in lieu of cash for their annual base compensation;

4. To ratify the selection of KPMG Peat Marwick as independent auditors of IFG for the fiscal year ending December 31, 1994;
    and

5. To transact such other business as may properly come before the meeting or any adjournments thereof.

Only holders of record of IFG's Common Stock at the close of business on March 9, 1994 will be entitled to receive notice of and to vote at the meeting. A list of such holders will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours for ten days prior to the meeting at the Company's headquarters, Dain Bosworth Plaza, 60 South Sixth Street, Minneapolis, Minnesota.

By Order of the Board of Directors

Carla J. Smith
Secretary

Minneapolis, Minnesota
March 24, 1994

            INTER-REGIONAL FINANCIAL GROUP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
WEDNESDAY, APRIL 27, 1994

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Inter-Regional Financial Group, Inc. ("IFG") for use at the 1994 Annual Meeting of Stockholders to be held on Wednesday, April 27, 1994, and at any adjournments thereof. This Proxy Statement and the accompanying proxy card are being mailed on or about March 24, 1994 to holders of record of shares of the Common Stock of IFG as of the close of business on March 9, 1994. If the enclosed proxy card is completed, signed and returned to IFG prior to the 1994 Annual Meeting, it will be voted as specified. Any stockholder who signs and returns a proxy may revoke it at any time before it is voted by giving written notice to the Secretary of IFG.

On March 9, 1994, IFG had outstanding 8,168,980 shares of Common Stock. Each holder of record of such shares as of the close of business on March 9, 1994 will be entitled to one vote for each share of Common Stock held on such date on all matters being presented at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table sets forth information concerning the beneficial ownership of IFG's Common Stock by the directors and executive officers of IFG. Except as otherwise indicated, such information is provided as of March 9, 1994, and each director or executive officer possesses sole voting and investment power with respect to all shares. No person or group is known by IFG to own beneficially more than 5 percent of IFG's Common Stock.

                                        Amount and
     Name of            Title        Nature Beneficial    Percent
Beneficial Owner      of Class          Ownership        of Class
- -----------------------------------------------------------------

Susan S. Boren          Common          2,200 (1)           *

F. Gregory Fitz-Gerald  Common          7,000 (1)           *

Richard D. McFarland    Common        119,188 (1)(2)        1.5%

Lawrence Perlman        Common          7,200 (1)           *

C. A. Rundell, Jr.      Common            _                 *

Robert L. Ryan          Common            _                 *

Arthur R. Schulze, Jr.  Common          7,500 (1)           *

David A. Smith          Common         78,528 (1)(2)(3)     *

Irving Weiser           Common         71,015 (1)(2)(3)(4)  *

John C. Appel           Common         37,181 (1)(2)(3)     *

Kenneth R. Hanks (5)    Common         21,170 (1)(2)(3)     *

All directors and
 executive officers
 as a group
 (13 persons) (5)       Common        361,435 (1)(2)(3)(4)  4.4%


* Less than 1%.


(1) Includes the following number of shares issuable upon exercise of currently exercisable options granted pursuant to IFG's 1986 Stock Option Plan: Ms. Boren, 2,000; Mr. Fitz-Gerald, 5,000; Mr. Perlman, 5,000; Mr. Schulze, 5,000; Mr. Smith, 27,500;
Mr. Weiser, 28,200; Mr. Appel, 12,450; Mr. Hanks, 11,400; and all directors and executive officers as a group (13 persons), 99,250.

(2) Includes the following number of shares held in the IFG Stock Bonus Plan: Mr. McFarland, 25,953; Mr. Smith, 19,130; Mr. Weiser, 10,446; Mr. Appel, 9,081; Mr. Hanks, 8,147; and all directors and executive officers as a group (13 persons), 78,263. Shares held in the Stock Bonus Plan are only allocated to the accounts of participating employees at the end of each fiscal quarter. As a result, ownership amounts for shares held by participating employees in the Stock Bonus Plan are provided as of December 31, 1993. As of February 28, 1994, a total of 3,082,786 shares of Common Stock, or 38 percent of the outstanding, were held in the Stock Bonus Plan. Voting of shares held in the Stock Bonus Plan is passed through to the participating employees beneficially owning such shares. Participating employees are entitled to determine, on a confidential basis, whether shares held in the Stock Bonus Plan for their benefit will be tendered in a tender or exchange offer. Vested shares held in the Stock Bonus Plan for participating employees may be distributed subject to in-service loan and distribution rules or after certain events of maturity (separation from service, death or disability).

(3) Includes the following number of shares held for the account of such executive officer pursuant to the IFG Executive Deferred Compensation Plan: Mr. Smith, 10,643; Mr. Weiser, 9,675; Mr. Appel, 5,805; Mr. Hanks, 1,613; and all directors and executive officers as a group (13 persons), 28,983. As of March 14, 1994, 91,189 shares of Common Stock, or 1 percent of the outstanding shares, were held in the Executive Deferred Compensation Plan. Shares held in the Executive Deferred Compensation Plan are credited to the accounts of the respective participating employees annually following payment of bonuses for the preceding year. All shares held for the accounts of participants under the Executive Deferred Compensation Plan will be voted by the trustee of the related trust in its sole discretion on all matters. Participants are not entitled to encumber or borrow against shares held for their accounts under the Executive Deferred Compensation Plan, and all such shares are subject to the claims of IFG's general unsecured creditors in the event of its insolvency or bankruptcy. Each participating senior executive must elect prior to the beginning of each year in which a bonus is earned whether the shares purchased with the deferred portion of such bonus and the vested portion of any related employer-matching contributions will be distributed during employment or following retirement. Participants may elect to change their investment election with respect to a year's deferred bonus amount and the vested portion of any related employer-matching contribution from IFG Common Stock to an alternate fixed income investment, but any such change would result in the forfeiture of the unvested portion of any related employer-matching contribution.

(4) Excludes the following number of shares beneficially owned by the spouse of such executive officer and disclaimed by such executive officer: Mr. Weiser, 280; and all directors and executive officers as a group (13 persons), 355.

(5)  As a result of the restructuring of IFG's Executive
Committee, Mr. Hanks, Executive Vice President and Chief
Financial Officer of Rauscher Pierce Refsnes, Inc., a subsidiary of the Company, ceased to be an "executive officer" of IFG as defined under the applicable rules of the Securities and Exchange
Commission effective February 3, 1994.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE
ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires IFG's directors and executive officers and all persons who beneficially own more than 10 percent of the outstanding shares of IFG's Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of such Common Stock. Officers, directors and greater-than-10-percent beneficial owners are also required to furnish IFG with copies of all Section 16(a) forms they file. To IFG's knowledge, based upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1993, all
Section 16(a) filing requirements applicable to IFG's directors, executive officers and greater-than-10-percent beneficial owners were satisfied.

PROPOSAL 1 - ELECTION OF DIRECTORS

NOMINEES

Nine directors have been nominated for election to IFG's Board of Directors at the 1994 Annual Meeting of Stockholders to hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified (except in the case of earlier death, resignation or removal). Three of the nominees for election are officers of IFG and/or Dain Bosworth Incorporated ("DBI") or Rauscher Pierce Refsnes, Inc. ("RPR"), which are subsidiaries of IFG.

The accompanying proxy is intended to be voted FOR the election of the nominees named below, unless authority to vote for one or more of such nominees is withheld as specified in the proxy card. If an executed proxy card is returned and no instruction is given, the shares of IFG Common Stock represented by such proxy will be voted in favor of such election. If an executed proxy card is returned and authority to vote with respect to any or all of the nominees is withheld as specified in the proxy card, the shares of IFG Common Stock represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee or nominees, but will not be considered to have been voted in favor of such nominee or nominees.

The accompanying proxy may not be voted for more than nine directors. The affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote is required for the election of each director, and cumulative voting is not permitted. In the event that any nominee becomes unable or unwilling to serve as a director for any reason, the accompanying proxy will be voted by the persons named therein in accordance with their best judgment. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director if elected.

Each nominee has furnished the following information to IFG with respect to his or her principal occupations or employment during the last five years and his or her directorships of other companies subject to the reporting requirements of the Securities Exchange Act of 1934 or the Investment Company Act of 1940.

[PHOTO] SUSAN S. BOREN, 47, has been Group Vice President of Stores for the Department Store Division of Dayton Hudson Corporation since 1991. From 1987 to 1991, Ms. Boren served as Senior Vice President of Human Resources for the Department Store Division and from 1981 to 1987 she held various other positions with Dayton Hudson Corporation. Ms. Boren has been a director of IFG since February 1993. She is also a director of The Valspar Corporation.


[PHOTO] F. GREGORY FITZ-GERALD, 52, is a private investor and financial consultant. Mr. Fitz-Gerald has been providing consulting services to Screenies, L.P., a computer giftware manufacturer located in Sonoma, California, since October 1993. From 1989 to 1991, Mr. Fitz-Gerald was a Principal of Ocean Capital Corporation, a private investment banking firm headquartered in the city of New York. From 1986 to 1989, he was Executive Vice President of Commercial Credit Company and its indirect parent corporation, Primerica Corporation. Mr. Fitz-Gerald was an independent corporate consultant from 1985 to 1986, Executive Vice President and Treasurer of American Express Company and Chairman of the Board of American Express Credit Corporation from 1984 to 1985, and Executive Vice President and Chief Financial Officer of Merrill Lynch & Co., Inc. prior to 1984. Mr. Fitz-Gerald has been a director of IFG since 1987.

[PHOTO] RICHARD D. MCFARLAND, 64, has been Chairman of the Board of Directors of IFG since 1985 and was Chief Executive
Officer from 1985 through 1989.   From 1982 to 1985, Mr.
McFarland was President of IFG. Prior to becoming President of IFG, Mr. McFarland was President and Chief Executive Officer of DBI. Mr. McFarland has been a director of IFG since 1973. Mr. McFarland is also a director of Graco, Inc.


[PHOTO] LAWRENCE PERLMAN, 55, has been President and Chief Executive Officer since 1990 and Chairman since 1992 of Ceridian Corporation (formerly Control Data Corporation). Mr. Perlman was Chief Operating Officer of Control Data Corporation during 1989 and Executive Vice President of Control Data Corporation and President of Imprimis Corporation, Control Data Corporation's data storage products business, from 1985 through 1988. Mr. Perlman has been a director of IFG since 1984. Mr. Perlman is also a director of Computer Network Technology Corporation, Ceridian Corporation, Seagate Technology, Inc. and The Valspar Corporation, and serves on the National Advisory Board of The Chemical Banking Corporation.


[PHOTO] C. A. RUNDELL, JR., 62, has been a private investor and financial consultant, doing business as Rundell Industries, since he retired as the Chairman of the Board, President and Chief Executive Officer of Cronus Industries in 1988, positions that he had held since 1977. Mr. Rundell has been a director of IFG since February 1994. Mr. Rundell also serves as chairman of NCI Building Systems, Inc. and as a director of Tyler Corporation, American Healthcare Management, Inc., Tandy Brands Accessories, Inc., Eljer Industries, Inc., Bollinger Industries, Inc. and Redman Industries, Inc.

[PHOTO] ROBERT L. RYAN, 50, has been Senior Vice President and Chief Financial Officer of Medtronic, Inc. since April 1993. Prior to joining Medtronic, he had been Vice President, Finance, and Chief Financial Officer of Union Texas Petroleum Corp. since 1984 and an officer of such corporation since 1982. Prior to 1982, Mr. Ryan was a Vice President of Citicorp. Mr. Ryan has been a director of IFG since February 1994. Mr. Ryan also is a director of Riverwood International Corporation, TECO Energy, Inc. and Tampa Electric Company.


[PHOTO] ARTHUR R. SCHULZE, JR., 63, retired from his position as Vice Chairman of the Board of General Mills, Inc., in January 1993. Mr. Schulze had held such position since 1989. From 1985 to 1989, he served as Executive Vice President and President, Grocery Products Food Group of General Mills, Inc. and had been an officer of such corporation since 1970. Mr. Schulze has been a director of IFG since 1987. Mr. Schulze is also a director of Tennant Company and Sealright Co., Inc.


[PHOTO] DAVID A. SMITH, 47, has been Chairman of the Board of RPR since January 1990, President of RPR since 1985 and Chief Executive Officer of RPR since 1983. Since May 1991, Mr. Smith has also been Executive Vice President of IFG. Prior to 1985, Mr. Smith held several other executive positions with RPR. Mr. Smith has been a director of IFG since 1985.

[PHOTO] IRVING WEISER, 46, has been Chief Executive Officer of IFG since January 1990 and President of IFG since 1985. Mr. Weiser has also been Chairman and Chief Executive Officer of DBI since April 1990 and was President of DBI from April 1990 until February 1994. Prior to 1985, Mr. Weiser was a partner in the law firm of Dorsey & Whitney. Mr. Weiser has been a director of IFG since 1985.

BOARD OF DIRECTORS COMMITTEES AND MEETINGS

IFG has an Audit Committee and a Compensation and Organization Committee. The Audit Committee reviews and monitors accounting policies and control procedures of IFG, including recommending the engagement of the independent auditors and reviewing the scope of the audit, and generally assists the Board of Directors in fulfilling its fiduciary responsibilities relating to accounting, financial and reporting policies and practices. The Compensation and Organization Committee determines the policies for and structure and amount of compensation for members of the executive managements of IFG and its operating subsidiaries. The Compensation and Organization Committee also administers the IFG 1986 Stock Option Plan and IFG Executive Deferred Compensation Plan.

The Compensation and Organization Committee also acts as a nominating committee by reviewing candidates for election as director and by annually recommending a slate of directors for approval by the Board of Directors and election by the stockholders. The Compensation and Organization Committee will consider qualified nominees recommended by stockholders. Any stockholder wishing to recommend a nominee must submit the name of such nominee in writing to the Secretary of IFG, together with a statement of the nominee's qualifications. Such information should be received no later than November 25, 1994 with respect to nominations for election at the 1995 Annual Meeting of Stockholders.

The Audit Committee, on which Messrs. Perlman (chairman), Fitz-Gerald and Schulze served, held six meetings in 1993. The Compensation and Organization Committee, on which Messrs. Schulze (chairman) and Perlman and Ms. Boren served, held eight meetings in 1993. The Board of Directors met five times in 1993. During 1993, no director other than Mr. Perlman attended fewer than 75 percent of the meetings of the Board of Directors and Committees upon which such director served. Mr. Perlman attended 74 percent of such meetings.

COMPENSATION

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

The Compensation and Organization Committee (the "Committee") determines the policies for and structure and amount of compensation for the members of the executive managements of IFG and its operating subsidiaries (collectively, the "Senior Executives"), including the five most highly compensated executive officers of IFG named in the accompanying tables. The Committee's goal is to establish compensation policies and programs that will attract and retain highly qualified executives and will provide an incentive to such executives to focus their efforts on long-term strategic goals by aligning their financial interests closely with long-term stockholder interests. The Committee is composed entirely of independent directors who are not employees of IFG or any of its subsidiaries.

The most significant component of IFG's Senior Executive compensation is cash remuneration in the form of base salary and annual discretionary bonuses. Bonuses are awarded in February based upon the performance of the individual executive, his or her department or areas of responsibility and his or her employing company during the prior fiscal year. In evaluating performance, both the achievement of annual financial and non-financial objectives and progress toward long-term strategic objectives are considered. Base salaries generally represent a relatively small portion of total cash remuneration and are average relative to comparable firms in the industry. Bonuses make up a significant portion of the Senior Executives' total cash compensation and, in 1993, constituted as much as 85 percent of a Senior Executive's total cash compensation. The Committee believes that basing a substantial portion of a Senior Executive's compensation on individual, departmental and company performance contributes to the executive's motivation to perform at the highest possible level and is consistent with the building of long-term stockholder value.

As the central component of the IFG Long-Term Incentive Program implemented in 1993, the Committee also annually awards to the Senior Executives options to acquire shares of IFG's Common Stock under the IFG 1986 Stock Option Plan. The Committee believes that stock options provide a highly efficient form of compensation from both a cost and accounting perspective, and that such awards align the long-term financial interests of the Senior Executives with the interests of IFG's stockholders, thus providing the kind of incentives necessary to achieving IFG's longer-term strategic goals. The level of options to be awarded is generally determined by applying a Long-Term Incentive Percentage determined by the Committee for such Senior Executive to the amount of total cash compensation determined by the Committee for such Executive and, as a result, is linked to performance. The Long-Term Incentive Percentages were initially set by the Committee in 1992 in consultation with an independent firm of management compensation consultants with a goal of providing long-term compensation opportunities to IFG's Senior Executives competitive with those of other well-performing regional brokerage firms. These percentages range from 0% to 20% of total cash compensation. The Committee will periodically review such percentages for appropriateness and competitiveness.

An additional component of the IFG Long-Term Incentive Program is the IFG Executive Deferred Compensation Plan (the "Deferred Plan") which was approved by IFG's stockholders in 1993. The Deferred Plan is a voluntary, non-tax-qualified, deferred compensation plan that encourages IFG's Senior Executives to invest their own capital in IFG Common Stock. Under the Deferred Plan, each Senior Executive may elect, prior to the beginning of a fiscal year, to defer up to 30 percent of his or her bonus amount for that year. The deferred amount may be invested either in IFG Common Stock or in an alternate fixed income investment, but the participating Senior Executive will only receive an employer-matching contribution on amounts invested in IFG Common Stock. For 1993, such matching contribution was set at a level equal to 33-1/3 percent of the deferred bonus amount. Participating Senior Executives vest in these employer-matching contributions after four years of continued service, subject to acceleration upon death, permanent disability, retirement under certain conditions or a change in control of IFG.

The Committee believes that the two components of IFG's Long-Term Incentive Program described above will increase, over time, the levels of stock ownership and potential ownership of IFG's Senior Executives, thus aligning the interests of those persons who have the greatest ability to affect IFG's financial results more closely with the interests of IFG's stockholders. The Committee also believes that significant levels of stock ownership and ownership potential will assist IFG in retaining the services of such Senior Executives.

DETERMINATION OF 1993 SENIOR EXECUTIVE COMPENSATION

The Committee met in early February 1994 to determine annual discretionary bonuses and long-term incentive compensation for the Senior Executives for 1993. In preparation for this meeting, the Committee reviewed the two key components of the financial performance of IFG, its subsidiaries and their various business lines: profitability and growth.

Chief Executive Officer Compensation

In determining Mr. Weiser's bonus, the Committee reviewed four key factors it had identified earlier in 1993 to measure IFG's profitability and growth. With respect to profitability, the Committee reviewed IFG's 1993 earnings and return on average equity; and with respect to growth, it reviewed the three-year compounded growth rates in IFG's revenues and stock price. The Committee then reviewed similar information for the most recently available periods for a selected group of publicly held, regional brokerage firms believed by the Committee and management of IFG to be comparable with IFG and its significant subsidiaries. All of such firms are included in the Regional Sub-Index of the Lipper Analytical Brokerage Stock Price Index used in the Comparative Stock Performance graph appearing on page 17. The Committee reviewed the overall performance of IFG and its subsidiaries relative to the performance of such other companies giving equal weight to all four of such factors.

The Committee also reviewed the most recent publicly available proxy statements for certain of such comparable firms in order to determine competitive compensation levels for other chief executive and chief operating officers within the industry. The Committee compared this information to the relative performance of such firms based on the factors referred to above. The Committee also compared the financial performance of IFG during 1993 against the objectives set by the Board of Directors and management at the beginning of the year. Based on this information, the Committee determined a compensation range that it believed fairly reflected IFG's overall and relative financial performance and was reasonably competitive with other well-performing firms in the industry.

The Committee then reviewed the specific non-financial objectives established for IFG by the Board of Directors and management at the beginning of the year. The Committee evaluated Mr. Weiser's performance with respect to these and certain other personal, non-financial objectives.

After consideration of all of the above financial and non-financial performance factors, the Committee, in its discretion, determined the amount of Mr. Weiser's annual bonus. After approval of the bonus, the Committee determined Mr. Weiser's stock option award level based on the application of his Long-Term Incentive Percentage to his total cash compensation as described above. The Committee, in its discretion, also approved the grant of additional stock options to Mr. Weiser in order to increase his level of potential ownership.

Compensation of Other Senior Executives

The Committee approved individual bonus amounts for each of the Senior Executives other than Mr. Weiser based upon recommendations presented to the Committee by Mr. Weiser. Mr. Weiser's recommendations were based upon his evaluation of each Senior Executive's individual, departmental and company performance and upon advice from other appropriate individuals, including, in particular, Mr. Smith, the President and Chief Executive Officer of RPR, with respect to that firm's Senior Executives. In reviewing departmental and company financial performance for each of such Senior Executives, Mr. Weiser also looked to the key components of profitability and growth identified by the Committee. He reviewed with the Committee information concerning the revenues, contributions and profit margins of each of the business lines over the prior three years. Mr. Weiser also summarized for the Committee the performance of certain Senior Executives relative to the objectives, both financial and nonfinancial, established for such executive at the beginning of the year. The Committee was also provided historical compensation information prepared by a third-party organization for a group of 15 to 20 regional brokerage firms, including the group of comparable publicly held regional firms referred to above, for background on competitive salary levels within the industry. With respect to Mr. Smith, the Committee also reviewed the more current publicly available proxy statement information with respect to the chief executive and chief operating officers of the group of comparable publicly held regional firms referred to above.

After approval of the bonus amounts by the Committee, stock option award levels were determined by application of the applicable Long-Term Incentive Percentage to each Senior Executive's total cash compensation as described above. The Committee, in its discretion, also approved the grant of additional stock options to certain of such Senior Executives, including Messrs. Smith and Appel, in order to increase these key Senior Executives' levels of potential ownership. Mr. Appel was also granted additional options in recognition of his appointment as the President and Chief Operating Officer of DBI effective February 3, 1994. The Committee also adjusted the 1994 base salaries of certain Senior Executives who had assumed additional duties, including adjusting the base salary of Mr. Appel from $150,000 to $175,000 to reflect his appointment as the President and Chief Operating Officer of DBI.

Application of Section 162(m)

As a result of the voluntary deferrals made pursuant to the IFG Executive Deferred Compensation Plan with respect to bonus amounts earned for 1993 that would otherwise have been paid in February 1994, the Company does not currently anticipate that any Senior Executive named in the Summary Compensation Table following this Report will receive compensation during calendar 1994 which for purposes of calculating deductible compensation under Section 162(m) of the Omnibus Budget Reconciliation Act of 1993 will exceed $1,000,000. As a result, the Company expects to be able to deduct the full amount of compensation paid to its named Senior Executives in 1994.

Arthur R. Schulze, Jr., Chairman
Susan S. Boren
Lawrence Perlman
Members of the Compensation and Organization Committee

SUMMARY COMPENSATION TABLE

The following table summarizes, for each of the last three fiscal years of IFG, the compensation paid to or earned by and awarded to the Chief Executive Officer of IFG and each of the four other most highly compensated executive officers of IFG:

                            Annual          Long-Term
                         Compensation      Compensation
Name &                  ---------------   --------------
Pincipal                                        Stock
Position                                       Options       All Other
During 1993      Year    Salary    Bonus(1)   Awarded(1)  Compensation (2)
- --------------------------------------------------------------------------
Irving Weiser,
Pres. & CEO,     1993   $250,000   $950,000(3)  40,000      $173,946
IFG; Chairman,   1992    250,000    765,000     49,000        77,244
Pres. & CEO,
DBI (4)          1991    250,000    530,000      6,000        84,696

David A. Smith,  1993   $200,000   $825,000(3)  30,200      $169,564
Chairman, Pres.
& CEO,           1992    160,000    690,000     38,000        58,035
RPR; Exec. VP,
IFG              1991    160,000    465,000      5,000        18,094

John C. Appel,
Exec.            1993   $150,000   $450,000(3)  20,000       $90,301
VP & CFO, IFG    1992    150,000    300,000     16,600        38,455
and DBI (4)      1991    150,000    225,000      2,500        50,770

Kenneth R.
Hanks,           1993   $120,000   $270,000(3)   2,500       $47,859
Exec. VP &
CFO,             1992    118,750    225,000      3,400        27,321
RPR; VP,
IFG (5)          1991    105,000    140,000      2,000        16,230

Richard D.
McFarland,       1993    $75,375   $175,000(3)      __       $26,382
Chairman,        1992     75,536    175,000         __        24,139
IFG (6)          1991     75,397    150,000         __        34,225


(1) Awarded with respect to such year in January or February of the following year. See "Report of Compensation Committee on Executive Compensation - Compensation Philosophy." All options are 10-year options, vesting over four years, having an exercise price equal to the closing price per share of IFG Common Stock on the date of grant as reported on the New York Stock Exchange.

(2) For 1992 and 1991, entire amount represents contributions made by IFG and/or its subsidiaries for such executives pursuant to the IFG Profit Sharing Plan, Stock Bonus Plan and Deferred Compensation Plan for Excess Contributions during the fiscal years ended December 31. For 1993, represents: (a) contributions in the following amounts made by IFG and/or its subsidiaries pursuant to the IFG Profit Sharing Plan, Stock Bonus Plan, and Deferred Compensation Plan for Excess Contributions during the fiscal year ended December 31: Mr. Weiser, $99,021; Mr. Smith, $87,146; Mr. Appel, $45,346; Mr. Hanks, $35,371; and
Mr. McFarland, $26,382; and (b) matching contributions in the following amounts made by IFG and/or its subsidiaries for certain of such executives pursuant to the IFG Executive Deferred Compensation Plan on bonus amounts earned by such executives for the fiscal year ended December 31, but voluntarily deferred: Mr. Weiser, $74,925; Mr. Smith, $82,418; Mr. Appel, $44,955; and Mr.
Hanks, $12,488.

The IFG Profit Sharing Plan, Stock Bonus Plan and Deferred Compensation Plan for Excess Contributions are broad-based plans in which all employees of IFG and its subsidiaries may participate (subject to certain eligibility requirements). Under the IFG Profit Sharing Plan, IFG and each participating subsidiary annually contribute 3 percent of all participants' eligible compensation. In addition, the board of directors of each company may elect to make an additional discretionary contribution to such Plan. Such discretionary contributions for all IFG companies equaled 5 percent of all eligible compensation
in each of 1993,  1992 and  1991.   Any contributions to which a
participant would otherwise be entitled under the IFG Profit Sharing Plan but that exceed federal tax law limitations are instead credited to an account established for such participant pursuant to the IFG Deferred Compensation Plan for Excess Contributions and earn interest at a crediting rate established in accordance with such Plan. Under the IFG Stock Bonus Plan, participating employees receive employer-matching contributions at a rate of 50 percent on voluntary, before-tax contributions of up to 5 percent of their eligible compensation (subject to federal tax law limitations) made by such employees to their accounts under the Plan. Participants vest in employer contributions after five years under the IFG Profit Sharing Plan, Stock Bonus Plan and Deferred Compensation Plan for Excess Contributions.

See note (3) below for additional information concerning the IFG
Executive Deferred Compensation Plan and the named executives' deferrals thereunder.

(3) Includes the following amounts voluntarily deferred by the named executive officers pursuant to the IFG Executive Deferred Compensation Plan: Mr. Weiser, $225,000; Mr. Smith, $247,500; Mr. Appel, $135,000; and Mr. Hanks, $37,500. The IFG Executive Deferred Compensation Plan is a voluntary non-tax-qualified, deferred compensation plan in which the executive officers of IFG and certain other managerial or highly compensated employees of IFG or its subsidiaries may participate. Under the Executive Deferred Compensation Plan, each Senior Executive may elect, prior to the beginning of a fiscal year, to defer up to 30 percent of his or her discretionary bonus for that year. The deferred amounts may be invested either in shares of IFG Common Stock or in an alternate fixed income investment, but the participating Senior Executive will only receive an employer-matching contribution on amounts invested in shares of IFG Common Stock. For 1993, the employer matching contribution was equal to 33-1/3 percent of the deferred amount. Each participating named executive officer has elected to have all deferred amounts
invested in shares of IFG Common Stock.   Participants vest in
employer-matching contributions after four years and are immediately vested with respect to deferred amounts.

(4) Effective February 3, 1994, Mr. Appel was named President and Chief Operating Officer of DBI and resigned his positions as Chief Financial Officer of each of IFG and DBI. He remains an Executive Vice President of IFG. Mr. Weiser resigned as President at the same time, but remains Chairman and Chief Executive Officer of DBI.

(5) In connection with the restructuring of IFG's Executive Committee effective February 3, 1994, Mr. Hanks resigned his position as a Vice President of IFG and ceased to be an "executive officer" of IFG as defined under the rules of the Securities and Exchange Commission. Mr. Hanks continues to serve as Executive Vice President and Chief Financial Officer of RPR.

(6) Pursuant to an agreement which became effective January 1, 1990, IFG has agreed to pay Mr. McFarland $400,000, plus interest, upon the earliest of (i) his termination of employment with IFG, (ii) his death or disability, (iii) his attainment of age 65, or (iv) his request after a change in control of IFG. Generally, a change in control of IFG is deemed to occur if IFG enters into an agreement providing for a change in control or if any person becomes the beneficial owner of securities of IFG representing more than 20 percent of the combined voting power of IFG's then outstanding securities. In exchange, Mr. McFarland agreed not to compete with IFG in the general retail stock and bond brokerage business for a period of five years.

OPTIONS AND STOCK APPRECIATION RIGHTS

The following tables summarize option grants made to the executive officers named in the Summary Compensation Table with respect to the year ended December 31, 1993, option exercises by such named executive officers during the year ended December 31, 1993, and the potential realizable value of the options held by such persons at December 31, 1993. No stock appreciation rights ("SARs") have been granted to any of the named executive officers.


        OPTION GRANTS WITH RESPECT TO YEAR ENDED DECEMBER 31, 1993

                     Individual Grants
          --------------------------------------        Potential
                  % of Total                         Realizable Value
                    Options                        Assumed Annual Rates
                  Granted to                          of Stock Price
                  Employees                          Appreciation for
                     with                             Option Term (2)
                   Respect   Exercise                ----------------
         Options      to    Price (per  Expiration      5%       10%
Name    Granted(1)   1993    share)(1)     Date     ($50.90)  ($81.05)
- -------------------------------------------------------------------------
Irving
Weiser    40,000    16.7%     $31.25    2/1/2004    $786,000  $1,992,000

David A.
Smith     30,200    12.5%     $31.25    2/1/2004    $593,430  $1,503,960

John C.
Appel     20,000     8.3%     $31.25    2/1/2004    $393,000    $996,000

Kenneth
R. Hanks   2,500     1.0%     $31.25    2/1/2004     $49,125    $124,500

Richard D.
McFarland     __      __         __          __          __          __


(1) All of these options were granted on February 1, 1994 based upon 1993 performance. See "Report of Compensation Committee on Executive Compensation - Compensation Philosophy." All such
options become exercisable as follows:   20 percent of such
option shares on February 1, 1996; an additional 30 percent of such option shares on February 1, 1997; and the remaining 50 percent of such option shares on February 1, 1998. All options were granted with an exercise price equal to the closing price per share of IFG's Common Stock on the date of grant as reported on the New York Stock Exchange.

(2) The "potential realizable value" shown represents the potential gains based on annual compound stock price appreciation of 5 percent and 10 percent from the date of grant through the full 10-year option term. The amount in parentheses indicates what the price would be for one share of IFG Common Stock at the end of such 10-year period at such rates of appreciation. The amounts given represent assumed rates of appreciation only. Actual gains, if any, on option exercises will depend on future performance of the IFG Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.


           AGGREGATE OPTION EXERCISES DURING YEAR ENDED
   DECEMBER 31, 1993 AND VALUE OF OPTIONS HELD AT DECEMBER 31, 1993

                                     Number of       Value of Unexercised
                                     Unexercised         In-the Money
                                   Options Held at     Options Held at
           Shares                 December 31, 1993   December 31, 1993
          Acquired    Value      (Exercisable/Un-     (Exercisable/Un-
Name     on Exercise Realized(1)   exercisable)(2)    exercisable)(1)(2)
- -------------------------------------------------------------------------

Irving
Weiser       __          __         17,200/71,800      $357,700/$786,425

David A.
Smith        __          __         15,000/57,000      $311,750/$633,750

John C.
Appel      4,300     $64,150         6,200/26,100      $129,225/$298,575

Kenneth
R. Hanks     __          __          6,400/11,000      $132,900/$163,525

Richard D.
McFarland  2,000     $40,750              4,000/0             $82,000/$0


(1) "Value" has been determined based upon the difference between the per-share option exercise price and the closing price per share of IFG Common Stock as reported on the New York Stock
Exchange at the date of exercise or December 31, 1993.

(2) Does not include the number or value of unexercisable options granted subsequent to December 31, 1993, included in the Option Grant table on the previous page.

COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total shareholder return on IFG's Common Stock for the last five fiscal years with the cumulative total return on the S&P 500 Index and the Regional
Sub-Index of the Lipper Analytical Brokerage Stock Price Index
(Regional) over the same period (assuming the investment of $100 in each on December 31, 1988, and the reinvestment of all dividends).

(See tabular depiction of stock performance line graph at Appendix A.)

COMPENSATION OF DIRECTORS

IFG's non-employee director compensation currently consists of
(i) base compensation in the amount of $15,000 per year; (ii) $500 for attendance at each Board of Directors or Committee meeting; (iii) an additional $1,500 per year for each of the chairman of the Audit Committee and the chairman of the Compensation and Organization Committee; and (iv) per diem compensation of $500 per half day or $1,000 per whole day for significant additional time spent on Company matters beyond the scope of normal preparation for and attendance at Board and Committee meetings. In addition, in order to provide additional incentive for its non-employee directors to serve for significant periods, IFG has entered into retirement agreements with each of such directors. Such agreements provide that, upon retirement from the Board after at least five years of service as a director, a non-employee director will be paid an annual retainer fee for the number of years served (up to a maximum of ten years). The amount of the retainer is determined by multiplying the annual base compensation rate in effect at the time of retirement by a percentage equal to 10 percent for each year served (up to a maximum of ten years). Each non-employee director of IFG is also automatically granted upon election or reelection to IFG's Board of Directors a five-year, non-qualified option to purchase 1,000 shares of IFG's Common Stock which is first exercisable six months after the date of grant. Such options are granted with an exercise price equal to the closing price per share of IFG Common Stock as reported on the New York Stock Exchange on the date of grant. If proposals 2 and 3 are approved by IFG's stockholders at the 1994 Annual Meeting, the annual automatic option grant made to non-employee directors upon each election or reelection to the Board will be increased, effective upon their reelection at the 1994 Annual Meeting, from 1,000 to 2,000 shares and non-employee directors will be offered the option, effective for the Board year beginning with the 1995 Annual Meeting, to elect to receive restricted shares of IFG Common Stock in lieu of receiving the $15,000 annual base compensation referred to above in cash. See "Proposal 2 - Amendment of IFG 1986 Stock Option Plan to Increase Automatic Option Grant to Non-Employee Directors" and "Proposal 3 - Adoption of IFG Restricted Stock Plan for Non-Employee Directors."

CERTAIN TRANSACTIONS

DBI and RPR are broker-dealers who extend credit from time to time under Federal Reserve Regulation T to certain of IFG's directors and executive officers and members of their immediate families. All such loans are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable features.

OVERVIEW OF PROPOSALS 2 AND 3 REGARDING COMPENSATION OF
NON-EMPLOYEE DIRECTORS

The Compensation and Organization Committee has recommended and the Board of Directors has adopted, subject to stockholder approval, two modifications to the compensation package offered to directors who are not officers or employees of IFG or any of its subsidiaries ("Non-Employee Directors"): (i) an amendment to the IFG 1986 Stock Option Plan to increase the number of options to purchase shares of IFG Common Stock automatically granted to Non-Employee Directors upon each election or reelection to the Board from 1,000 to 2,000 shares; and (ii) the adoption of a new IFG Restricted Stock Plan for Non-Employee Directors in order to permit each Non-Employee Director of IFG to elect, on an annual basis, to receive restricted shares of IFG Common Stock in lieu of all or part of the annual cash base compensation that would otherwise be paid to such Non-Employee Director for serving on IFG's Board. These modifications to IFG's Non-Employee Director Compensation package were recommended in order to enhance IFG's ability to attract and retain the services of experienced and knowledgeable Non-Employee Directors, and to encourage such directors to increase their equity ownership in IFG, thus aligning their interest more closely with those of IFG's stockholders and enabling them to participate in IFG's long-term success and increase in market value. Each proposal is described in more detail below.

In order to qualify for certain transaction exemptions under the federal securities laws, it is necessary to obtain stockholder approval of each of the proposed amendment (the "Amendment") to the IFG 1986 Stock Option Plan and the new IFG Restricted Stock Plan for Non-Employee Directors (the "Restricted Stock Plan"). If the Amendment is approved by IFG's stockholders, it will be effective as of April 27, 1994, and all Non-Employee Directors elected to serve on the Board at the 1994 Annual Meeting will receive options for the purchase of 2,000 shares of IFG Common Stock on that date. If the Amendment is not approved by IFG's stockholders, it will not take effect. If the Restricted Stock Plan is approved by IFG's stockholders, it will be effective as of April 27, 1994, and deferrals will commence with respect to the annual base compensation for Non-Employee Directors payable following their election at the 1995 Annual Meeting. If the Restricted Stock Plan is not approved by IFG's stockholders, it will be terminated.

PROPOSAL 2 - AMENDMENT OF IFG 1986 STOCK OPTION PLAN TO INCREASE
AUTOMATIC OPTION GRANT TO NON-EMPLOYEE DIRECTORS

As described above, the Compensation and Organization Committee has recommended and the Board of Directors has adopted, subject to stockholder approval, an amendment (the "Amendment") to IFG's 1986 Stock Option Plan, as amended (the "Option Plan"), to increase from 1,000 to 2,000 the number of options to purchase shares of IFG Common Stock automatically granted to each Non-Employee Director of IFG upon each election or reelection to the Board. The Board of Directors believes that the proposed Amendment is consistent with the goal of increasing the equity ownership of those directors whose independent oversight and long-term planning roles contribute to the achievement of IFG's long-term strategic goals.

SUMMARY OF RELEVANT FEATURES OF 1986 STOCK OPTION PLAN

Under the Option Plan, each Non-Employee Director of IFG is entitled to receive, automatically, on each date that such director is elected or reelected to IFG's Board of Directors, a non-qualified option to purchase 1,000 shares of IFG's Common Stock at an exercise price equal to 100 percent of the fair market value of such shares on the date of grant. If IFG's stockholders approve Proposal 2 to amend the Option Plan, that number of option shares will be increased to 2,000, effective immediately after the election of directors at the 1994 Annual Meeting. Assuming all directors nominated for election at the 1994 Annual Meeting are elected, six Non-Employee Directors will be eligible to receive options to purchase 2,000 shares of IFG Common Stock on such date.

All options granted to Non-Employee Directors under the Option Plan become exercisable six months after the date of grant and expire five years after the date of grant. Such options may be exercised for cash or, in the discretion of the Compensation and Organization Committee, for shares of IFG's Common Stock already owned by the optionholder or a combination of cash and Common Stock.

The Board of Directors has the authority to amend or discontinue the Option Plan at any time. No amendment of the Option Plan, however, may, without the approval of stockholders: (i) increase the total number of shares of Common Stock for which options may be granted under the Option Plan, (ii) decrease the minimum option exercise price, (iii) extend the maximum option term, or
(iv) modify the eligibility requirements for Option Plan participation. The Board of Directors may not alter or impair any option previously granted under the Option Plan without the consent of the optionholder.

The closing sale price per share of IFG Common Stock on March 9, 1994, as reported on the New York Stock Exchange, was $31-1/8.
The Option Plan is administered by the Compensation and Organization Committee of IFG's Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES

The grant of an option under the Option Plan is not expected to result in any taxable income for the recipient. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of IFG Common Stock acquired on the date of exercise over the exercise price, and IFG will be entitled at that time to a tax deduction for the same amount. The tax consequence to a Non-Employee Director upon a disposition of shares acquired through the exercise of a non-qualified option granted under the Option Plan will depend upon how long the shares have been held. Generally, there will be no tax consequence to IFG in connection with disposition of shares acquired pursuant to such an option.

Special rules apply to Non-Employee Directors under Section 16(b) of the Securities Exchange Act of 1934, as amended. Under certain circumstances, shares received pursuant to the exercise of a stock option may be deemed restricted under the Code for a period of up to six months after the date of exercise resulting in the amount of any ordinary income recognized, and the amount of the Company's tax deduction, being determined as of the end of such period instead of on the date of exercise.

The Board of Directors recommends a vote FOR Proposal 2 to amend the Option Plan. The affirmative vote of a majority of the shares of IFG Common Stock present and entitled to vote at the 1994 Annual Meeting is necessary to approve Proposal 2. Proxies will be voted in favor of Proposal 2 unless otherwise specified. If an executed proxy card is returned and no instruction is given, the shares of IFG Common Stock represented by such proxy will be voted in favor of Proposal 2. If an executed proxy card is returned and the stockholder has abstained from voting on Proposal 2, the shares of IFG Common Stock represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to Proposal 2, but will not be considered to have been voted in favor of Proposal 2. If an executed proxy is returned by a broker holding shares in street name indicating that broker does not have or has not exercised discretionary authority to vote with respect to Proposal 2, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to Proposal 2.

PROPOSAL 3 - ADOPTION OF IFG RESTRICTED STOCK PLAN FOR
NON-EMPLOYEE DIRECTORS

As described above, the Compensation and Organization Committee has also recommended and the Board of Directors has also approved, subject to stockholder approval, the adoption of a new IFG Restricted Stock Plan for Non-Employee Directors in order to permit each Non-Employee Director to elect, on an annual basis, to receive restricted shares of IFG Common Stock in lieu of all or part of the annual cash base compensation that would otherwise be paid to such Non-Employee Director for serving on IFG's Board. The Board of Directors believes that the adoption of the Restricted Stock Plan is consistent with the goal of increasing the equity ownership of those directors whose independent oversight and long-term planning roles contribute to the achievement of IFG's long-term strategic goals.

SUMMARY OF RESTRICTED STOCK PLAN

The maximum number of shares of IFG Common Stock issuable under the Restricted Stock Plan is 100,000 shares. IFG may fund the plan either with authorized by unissued shares of IFG Common Stock or by making open market purchases of shares of IFG Common Stock, or some combination thereof.

ELIGIBILITY

Directors who are not officers or employees of IFG or any subsidiary of IFG are eligible to participate in the Restricted Stock Plan. Had the Restricted Stock Plan been in effect on March 1, 1994, six Non-Employee Directors would have been eligible to participate.

INVESTMENT ELECTION

The Restricted Stock Plan permits each Non-Employee Director of IFG to make an irrevocable election to receive, in lieu of 50 percent or 100 percent of the annual cash base compensation such director would otherwise be entitled to receive for serving on IFG's Board of Directors for the year, restricted shares of IFG Common Stock having a market value, based on the closing sale price per share of IFG Common Stock as reported on the New York Stock Exchange on the date of grant, equal to 110 percent of the base compensation foregone, rounded up to the nearest whole number of shares. Such election may be made annually and would be required to be made at least six months prior to the annual meeting of stockholders at which such Non-Employee Director is elected in order to qualify for certain transaction exemptions under the federal securities laws. IFG may either issue new shares of IFG Common Stock or purchase shares of IFG Common Stock in the open market to fulfill the requirements of the Restricted Stock Plan. Certificates representing restricted shares granted to Non-Employee Directors under the Restricted Stock Plan will be issued in the name of each Non-Employee Director with appropriate legends concerning applicable restrictions and will be held by IFG until such restrictions have been satisfied or the shares have been forfeited.

VESTING; RESTRICTIONS OF OWNERSHIP

The Restricted Stock Plan provides that shares of IFG Common Stock issued to a participating Non-Employee Director will, in general, vest over a five-year period, as follows: 20 percent on the third anniversary of the annual meeting with respect to which an Non-Employee Director has made a fee deferral election, an additional 30 percent on the fourth anniversary of such date and the remaining 50 percent on the fifth anniversary of such date. Prior to the vesting of such shares under the Restricted Stock Plan, a participating Non-Employee Director will not be permitted to sell, transfer, pledge, assign or otherwise hypothecate such shares. Except as set forth below, if a participating Non-Employee Director ceases to serve as a director of IFG, he or she will forfeit all shares that are not vested on the date that such person ceases to be a member of the Board of Directors.

In the event that a participating Non-Employee Director dies or becomes permanently disabled prior to the date on which shares of IFG Common Stock issued in his or her name become vested, all such shares will automatically vest on the date of such death or permanent disability. Similarly, if a participating Non-Employee Director retires in accordance with IFG's Board retirement policy then in effect, the shares issued in his or her name will automatically vest on the date of such retirement. Under IFG's current Board retirement policy, directors are generally ineligible to stand for reelection after the earlier of 12 years of service on the Board or 68 years of age.

In the event of a "Change-in-Control," as defined in the Restricted Stock Plan, all shares issued in the name of participating Non-Employee Directors under the Restricted Stock Plan will automatically vest, and IFG will be obligated to distribute all share certificates, without restrictive legends, to the participating Non-Employee Directors within 10 days after the occurrence of such event. "Change-in-Control" events include; (i) a person or group becoming the beneficial owner of 35 percent or more of the voting power of all of the outstanding IFG voting securities; (ii) IFG's stockholders having approved either a merger in which IFG is not the surviving entity, a sale of all or substantially all of IFG's assets or a plan of liquidation or dissolution of IFG; (iii) the directors who are unaffiliated with an "Acquiring Person" (as defined in the Plan) and who were members of the Board at the time the Plan was adopted, or were nominated by such directors (collectively, the "Continuing Directors"), are no longer a majority of the Board, or (iv) the majority of Continuing Directors determine, in their sole discretion, that there has been a change-in-control of IFG.

DISTRIBUTIONS

Upon the vesting of 100 percent of the shares of restricted stock granted to a Non-Employee Director in lieu of cash base compensation for any year (or upon the earlier request of such director with respect to a partial vesting of shares granted with respect to any year) as described above, IFG will distribute certificates representing such shares, without restrictive legends, to such Non-Employee Director.

TAX CONSEQUENCES

The shares of IFG Common Stock awarded under the Restricted Stock Plan will be restricted as to transferability and subject to substantial risk of forfeiture until such shares become vested. Therefore, unless a special election is made pursuant to the Code, a participating Non-Employee Director will not recognize ordinary income at the date the shares are granted under the Restricted Stock Plan, but will instead recognize ordinary income at the time such shares initially vest in an amount equal to the fair market value of the shares (determined as of the date such shares first become vested). IFG will be entitled at that time to a tax deduction in the same amount.

VOTING AND DIVIDEND RIGHTS

Voting rights for all restricted shares of IFG Common Stock awarded under the Restricted Stock Plan will be held by the participating Non-Employee Directors with respect to all matters as to which such shares are generally entitled to be voted. In addition, all cash dividends declared on the outstanding shares of IFG Common Stock will be paid to the participating Non-Employee Directors until such time, if ever, as such shares are forfeited.

PLAN ADMINISTRATION

The Plan will be administered by the Compensation and Organization Committee.

The Restricted Stock Plan may not be amended without stockholder approval to: (i) increase the amount of restricted shares of IFG Common Stock to be issued to any Non-Employee Director in lieu of base compensation for any year; or (ii) materially modify the vesting requirements for shares issued under the Restricted Stock Plan.

The Board of Directors recommends a vote FOR Proposal 3 to approve the IFG Restricted Stock Plan for Non-Employee Directors. The affirmative vote of a majority of the shares of IFG Common Stock present and entitled to vote at the 1994 Annual Meeting is necessary to approve Proposal 3. Proxies will be voted in favor
of Proposal 3 unless otherwise specified.   If an executed proxy
card is returned and no instruction is given, the shares of IFG Common Stock represented by such proxy will be voted in favor of Proposal 3. If an executed proxy card is returned and the stockholder has abstained from voting on Proposal 3, the shares of IFG Common Stock represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to Proposal 3, but will not be considered to have been voted in favor of Proposal 3. If an executed proxy is returned by a broker holding shares in street name indicating that such broker does not have or has not exercised discretionary authority to vote with respect to Proposal 3, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to Proposal 3.

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors, based upon the recommendation of its Audit Committee, has appointed KPMG Peat Marwick as independent auditors to audit the consolidated financial statements of IFG and its subsidiaries for the current fiscal year ending December 31, 1994, and to perform other appropriate accounting services and recommends that the stockholders of IFG ratify that appointment. KPMG Peat Marwick audited IFG's financial statements for the fiscal years ended December 31, 1991, 1992 and 1993. Representatives of KPMG Peat Marwick will be present at the 1994 Annual Meeting of Stockholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

The affirmative vote of a majority of the outstanding shares of IFG Common Stock present and entitled to vote at the 1994 Annual Meeting is required to approve Proposal 4 ratifying the appointment of KPMG Peat Marwick. Proxies will be voted in favor of Proposal 4 unless otherwise specified. If an executed proxy card is returned and no instruction is given, the shares of IFG Common Stock Represented by such proxy will be voted in favor of Proposal 4. If an executed proxy card is returned and the stockholder has abstained from voting on Proposal 4, the shares of IFG Common Stock represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to Proposal 4, but will not be considered to have been voted in favor of Proposal 4.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Any proposal by a stockholder which may properly be presented at the next annual meeting of IFG's stockholders must be received at IFG's principal executive offices, Dain Bosworth Plaza, 60 South Sixth Street, P.O. Box 1160, Minneapolis, Minnesota 55440-1160, not later than November 25, 1994.

GENERAL

The Board of Directors of IFG does not know of any other business to come before the 1994 Annual Meeting of Stockholders. If any other matters are properly brought before the meeting, however, the persons named in the accompanying form of proxy will vote such proxy in accordance with their best judgment.

The entire cost of soliciting proxies for the 1994 Annual Meeting of Stockholders will be borne by IFG. In addition to soliciting proxies by mail, officers, directors and other regular employees of IFG or its subsidiaries may solicit proxies on behalf of the Board of Directors of IFG in person or by telephone. IFG will also request that brokers or other nominees who hold shares of IFG Common Stock in their names for the benefit of other persons forward proxy materials to, and obtain voting instructions from, the beneficial owners of such stock at IFG's expense.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors

Carla J. Smith
Secretary
March 24, 1994

Upon written request, Inter-Regional Financial Group, Inc., will furnish, without charge, to persons solicited by this Proxy Statement a copy of its Annual Report on Form 10-K (excluding exhibits) filed with the Securities and Exchange Commission for its fiscal year ended December 31, 1993. Request should be addressed to Inter-Regional Financial Group, Inc., P.O. Box 1160, Minneapolis, Minnesota 55440-1160, Attention: Carla J. Smith, Secretary.

                         PROXY CARD

Proxy
P.O. Box 1160, Minneapolis, Minnesota  55440-1160

This Proxy is Solicited on Behalf of the Board of Directors.
The undersigned hereby appoints Richard D. McFarland and Irving Weiser, and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Inter-Regional Financial Group, Inc.
to be held on April 27, 1994, and at all adjournments thereof, as specified below on the matters referred to and in their discretion upon any other matters which may be brought before the meeting.
__________________________________________________________________
1.  Election of   [ ] For all nominees   [ ] Withhold Authority
    Directors         listed below           to vote for all
                      (except as marked      nominees listed
                      to the contrary)*      below

S.S. Boren, F.G. Fitz-Gerald, R.D. McFarland, L. Perlman,
C.A. Rundell, Jr., R.L. Ryan, A.R. Schulze, Jr., D.A. Smith and I. Weiser

*(Instruction: To withhold authority to vote for any individual nominee, draw a line through that nominee's name.)
___________________________________________________________________
2.  Approval of an amendment to   [ ] For [ ] Against [ ] Abstain
    IFG's 1986 Stock Option Plan
    to increase from 1,000 to
    2,000 the number of options
    automatically issued to non-
    employee directors upon each
    election or reelection to the
    Board.
___________________________________________________________________
3.  Approval of the new IFG       [ ] For [ ] Against [ ] Abstain
    Restricted Stock Plan for
    Non-Employee Directors
___________________________________________________________________
4.  Ratification of appointment   [ ] For [ ] Against [ ] Abstain
    of auditors.
___________________________________________________________________
5.  Discretionary authority to
    vote on any other business
    that may property come before
    the meeting

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees named in Item
1 and FOR Proposals 2, 3, 4 and 5.

Please sign exactly as name appears below. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

_____________________________________
Signature
_____________________________________
Signature (if held jointly)

Dated:  _______________, 1994

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING
THE ENCLOSED ENVELOPE.

                                                        Exhibit A

             AMENDMENT TO THE STOCK OPTION PLAN

Section 9 is hereby deleted and replaced in its entirety as follows:

9.  Options to Non-employee Directors.

Each director of IFG who is not an employee of IFG or any of its subsidiaries shall be granted an option to purchase 2,000 shares of Common Stock on each date of the director's election or reelection to the Board of Directors. The option price shall be equal to 100% of the fair market value on the date of grant. The options shall not qualify as incentive stock options and shall be immediately exercisable in full for a period of five years from the date of grant.

Amended:  Effective as of April 27, 1994.

                  INTER-REGIONAL FINANCIAL GROUP, INC.
            RESTRICTED STOCK PLAN FOR NON-EMPLOYEE DIRECTORS

1. Purpose of the Plan. The Purpose of the Inter-Regional Financial Group, Inc. Restricted Stock Plan for Non-Employee Directors (the "Plan") is to advance the interests of Inter-Regional Financial Group, Inc. (the "Company") and its stockholders by enabling the Company to attract and retain the services of experienced and knowledgeable non-employee directors and to offer the opportunity for non-employee directors to increase their interest as stockholders of the Company, thereby serving to align the interests of non-employee directors with those of other stockholders in the long-term success of the Company.

2. Eligibility. Only directors of the Company who are not also officers or other employees of the Company or of one of its subsidiaries ("Eligible Directors") are eligible to participate in this Plan.

3.  Shares Available for Issuance.

   3.1 Maximum Number of Shares Available. Subject to adjustment as provided in Section 3.2 of this Plan, the maximum number of shares of Common Stock, par value $.125 per share, of the Company (the "Common Stock") that will be available for issuance under this Plan will be 100,000 shares. The shares of Common Stock available for issuance under this Plan may, at the election of the Committee, be either authorized but unissued shares or shares purchased by the Company in the open market.

   3.2  Adjustments to Shares.    In the event of any
reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off or any other change in the corporate structure or shares of the Company), the Committee (as defined in Section 8 hereof) (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under this Plan.

4.  Deferral Election and Restricted Stock Award.

   4.1 Deferral of Regular Cash Compensation into Restricted Stock. Each Eligible Director may irrevocably elect, once per year, to reduce either 50% or 100% of the annual cash retainer (the "Annual Retainer") otherwise payable for services to be rendered by him or her as a director (excluding any additional fees payable for attending any meetings of the Board of Directors of the Company (the "Board") or a Committee of the Board, or for serving on a committee of the Board) for the twelve-month period covered by such Annual Retainer (a "Director Year") and to receive in lieu thereof shares of restricted Common Stock ("Restricted Shares"). Any such election (a "Deferral Election") shall be in writing and must be made at least six months before the services are rendered giving rise to such compensation. In consideration for foregoing the Annual Retainer, the amount so deferred by an Eligible Director who elects to participate in this Plan (a "Participating Director") shall be increased by 10% for purposes of determining the number of Restricted Shares to be awarded to such Participating Director under this Plan.

If any Eligible Director makes a Deferral Election for any Director Year, there shall be awarded to such Participating Director a number of Restricted Shares equal to the Annual Retainer payable for such Director Year (increased by 10% as described in the preceding sentence) divided by the closing price per share of the Common Stock on the New York Stock Exchange as reported for the date of the annual meeting of stockholders of the Company for such Director Year at which such Participating Director is elected by the stockholders, which resulting number shall be rounded up to the nearest whole number of shares.

The first Deferral Election to be made under this Plan shall be made at least six months in advance of the date of the 1995 Annual Meeting of Stockholders of the Company with respect to the Annual Retainer payable in connection with the 1995-1996 Director Year.

   4.2 Vesting Schedule. Restricted Shares issued under this Plan to any Participating Director for any given Deferral Election shall be subject to forfeiture until vested, and shall vest according to the following schedule: 20% on the third anniversary of the date of the annual meeting of the Company's stockholders in advance of which a Participating Director has made a Deferral Election of his or her Annual Retainer pursuant to Section 4.1 hereof (the "Award Date"); 50%, in the aggregate, on the fourth anniversary of the Award Date; and 100%, in the aggregate, on the fifth anniversary of the Award Date.

   4.3 Transfer Restrictions and Forfeiture. Except as otherwise set forth in Section 4.4 hereof, the holder of a Restricted Share may not sell, transfer, pledge, subject to lien, assign or otherwise hypothecate such Restricted Share until the vesting period with respect to such Restricted Share has lapsed in accordance with the terms of Section 4.4 hereof. Restricted Shares granted hereunder shall be entirely forfeited (but any cash dividends previously paid with respect thereto shall be retained by the Participating Director) in the event that, during a vesting period, the Participating Director ceases to be a director for any reason other than as set forth in Section 4.4 hereof. A breach by a Participating Director of the terms and conditions of this Plan during the vesting period shall cause a forfeiture of all Restricted Shares which have not vested as of the date of such breach.

   4.4  Lapse of Restrictions.  All restrictions on Restricted
Shares issued to a Participating Director shall lapse upon the earliest to occur of the following:

   (a) The fifth anniversary of the Award Date with respect to such Restricted Shares;

   (b) The date of the holder's death or "disability" (as defined below);

   (c) The date on which the holder retires from the Board in accordance with the Company's Board retirement policy then in effect; or

   (d) The tenth day following the date on which a "Change of Control" (as defined below) has occurred.

For purposes of this Plan, "disability" shall mean long-term disability as defined in the Company's Profit Sharing Plan, or any other plan of the Company then in effect which generally defines "disability" for its participants.

For purposes of this Plan, "Change of Control" with respect to the Company shall mean:

   (i) The public announcement (which, for purposes of this definition), shall include, without limitation, a report filed pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, other than the Company or any of its subsidiaries, or the IFG Stock Bonus Plan or any other employee benefit plan of the Company or any of its subsidiaries, or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan, has become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of 35% or more of the combined voting power of the Company's then outstanding voting securities in a transaction or series of transactions;

   (ii) The continuing Directors cease to constitute a majority of the Board;

   (iii) The stockholders of the Company approve (1) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's stock would be converted into cash, securities or other property, other than a merger of the Company in which stockholders immediately prior to the merger have the same proportionate ownership of stock of the surviving corporation immediately after the merger; (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the company; or (3) any plan of liquidation or dissolution of the company; or

   (iv) The majority of the Continuing Directors determine, in their sole and absolute discretion, that there has been a change in control of the Company.

For purposes of this Plan, "Continuing Director" shall mean any person who is a member of the Board, while such a person is a member of the Board, who is not an Acquiring Person (as hereinafter defined) or an Affiliate or Associate (as hereinafter defined) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who
(A) was a member of the Board on April 27, 1994, or (B) subsequently becomes a member of the Board, if such person's initial nomination for election or initial election to the Board is recommended or approved by a majority of the Continuing Directors.

For purposes of this Plan, "Acquired Person" shall mean any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) who or which, together with all Affiliates and Associates of such person, is the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities, but shall not include the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company or any entity holding shares of Common Stock organized, appointed or established for, or pursuant to the terms of, any such plan; and "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

   4.5 Rights as a Stockholder. Restricted Shares shall be represented by a stock certificate registered in the name of the holder. Except as otherwise provided in this Plan, a Participating Director will have all voting, dividend, liquidation and other rights with respect to Restricted Shares issued to the Participating Director under this Plan as if such Participating Director were a holder of record of shares of unrestricted Common Stock; provided that, if any dividend is declared and paid by the Company in any form other than cash, such noncash dividend shall be subject to the same vesting schedule, forfeiture terms and transferability restrictions as are applicable to the Restricted Shares on which such dividends were paid.

   4.6 Enforcement of Restrictions. To enforce the restrictions referred to in this Section 4, the Committee will place a legend on the stock certificates referring to such restrictions and will require Participating Directors, until the forfeiture restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent for its Common Stock.

5. Distributions. Upon the lapsing of the restrictions on any Restricted Shares, such shares shall become shares of unrestricted Common Stock vested in the Participating Director and any legends regarding the Section 4 (but not the Section 9) restrictions affixed to the certificates representing such shares shall be removed. A Participating Director shall be entitled to request delivery of the certificate or certificates representing such unrestricted shares at any time after such vesting has occurred. The Company shall cause delivery of such certificate or certificates to be made as soon as practicable after the lapsing (in accordance with Section 4.4 hereof) of all restrictions imposed by this Plan for all Restricted Shares issued with respect to a given Deferral Election. An Eligible Director will be entitled to designate a beneficiary to receive the Restricted Shares that have vested upon such Eligible Director's death (assuming such director is a Participating Director at his or her death), and in the event of a Participating Director's death, payment of any amounts due under this Plan will be made to such Participating Director's legal representatives, heirs and legatees.

6. Date of Termination of Service as a Director. An Eligible Director's service as a director of the Company will, for purposes of this Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company, as determined by the Committee based upon such records.

7.  Rights of Eligible Directors.

   7.1 Service as a Director. Nothing in this Plan will interfere with or limit in any way the right of the Board or the stockholders of this Company to remove from the Board an Eligible Director, and neither this Plan, nor any action taken pursuant to this Plan, will constitute or be evidence of any agreement or understanding, express or implied, that the Board or the stockholders of the Company will retain an Eligible Director for any period of time or at any particular rate of compensation.

   7.2 Nonexclusivity of the Plan. Nothing contained in this Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

8. Administration. This Plan will be administered by a committee (the "Committee") consisting solely of three or more members of the Board of Directors of the Company, which Committee shall be the Compensation and Organization Committee of the Board (or its successor committee) until otherwise determined by the Board. All questions of interpretation of this Plan will be determined by the Committee, each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of this Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to this Plan or any grant of Restricted Shares made under this Plan.

9. Securities Law and Other Restrictions. Notwithstanding any other provision of this Plan or any agreements entered into pursuant to this Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and an Eligible Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to awards granted under this Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

10. Plan Amendment, Modification and Termination. The Board may suspend or terminate this Plan or any portion thereof at any time, and may amend this Plan from time to time in such respects as the Board may deem advisable in order that awards under this Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that (a) no amendments to this Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or the rules of the New York Stock Exchange, including, without limitation, any amendment to (i) increase above 110% the percentage of Annual Retainer to be applied to the grant of Restricted Shares under Section 4.1 hereof, or (ii) modify materially the vesting requirements for Restricted Shares under Section 4.2 hereof, and (b) to the extent prohibited by Rule 16b-3 of the Exchange Act, this Plan may not be amended more than once every six months. No termination, suspension or amendment of this Plan may adversely affect any outstanding award without the consent of the affected Participating Director; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Section 8 of this Plan.

11. Effective Date and Duration of the Plan. This Plan shall be effective as of the date of its approval by the stockholders of the Company. If this Plan is not approved by the Company's stockholders at its 1994 Annual Meeting of Stockholders, to be held April 27, 1994, or any adjournment thereof, this Plan shall be void and of no effect. Assuming such stockholder approval is obtained, and unless earlier terminated by the Board, this Plan will terminate on April 27, 2004. No Deferral Election may be made after the termination of this Plan, but such termination shall not affect the terms and conditions of any awards of Restricted Stock made with respect to Deferral Elections made prior to such termination.

12.  Miscellaneous.

   12.1 Governing Law. The validity, construction, interpretation, administration and effect of this Plan and any rules, regulations and actions relating to this Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware.

   12.2 Successors and Assigns. This Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Eligible Directors.

APPENDIX A

The following is a tabular depiction of the stock performance line graph presented in the paper format on the Company's filing:

              1988      1989      1990      1991      1992      1993
             --------------------------------------------------------

IFG          $100.00    $88.81    $51.95   $175.32   $188.92  $298.06

REGIONAL      100.00    105.93     86.66    228.34    255.16   335.27

S&P 500
 INDEX        100.00    131.63    127.54    166.32    178.96   196.73


(1) Total return calculations on the S&P 500 Index were performed by Standard & Poor's Compustat Services, Inc.

(2) Total return calculations on the Regional Sub-Index of the Lipper Analytical Brokerage Stock Price Index were performed by Lipper Analytical Securities Corporation. This index is comprised of 15 publicly held regional securities firms, including IFG, and has been weighted based upon the market capitalizations of such firms in accordance with Securities and Exchange Commission rules.